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                                                               Exhibit 99(b)(16)

               SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS



I.  STANDARDIZED COMPUTATIONS OF TOTAL RETURN


     A.   DFA INTERNATIONAL VALUE PORTFOLIO IV:

                                  n
          TOTAL RETURN:  P (1 + T)  = ERV

               September 1, 1997 through November 30, 1997

               P    =    $1,000

               T    =    < 21.01 >%

               n    =    .25 years

               ERV  =    $942.77



     B.   EMERGING MARKETS PORTFOLIO II:

                                  n
          TOTAL RETURN:  P (1 + T)  = ERV


               September 1, 1997 through November 30, 1997

               P    =    $1,000

               T    =    49.45%

               n    =    .25 years

               ERV  =    $843.22